EXHIBIT 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) AND RULE 15D-14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Daniel F. Hutchins, certify that:

1.	I have reviewed this Amendment No. 1 to Form 10-K of American Noble Gas, Inc. (formerly known as Infinity Energy Resources, Inc., the “registrant”); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2022	/s/ Daniel F. Hutchins
Daniel F. Hutchins Chief Financial Officer (Principal Financial Officer)